As filed with the Securities and Exchange Commission on June 5, 2019

Registration No. 333-189855

Registration No. 333-194246

Registration No. 333-198148

Registration No. 333-198149

Registration No. 333-202579

Registration No. 333-203355

Registration No. 333-207841

Registration No. 333-207910

Registration No. 333-220631

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-202579

FORM S-3 REGISTRATION STATEMENT NO. 333-203355

FORM S-3 REGISTRATION STATEMENT NO. 333-207841

FORM S-3 REGISTRATION STATEMENT NO. 333-220631

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-189855

FORM S-3 REGISTRATION STATEMENT NO. 333-194246

FORM S-3 REGISTRATION STATEMENT NO. 333-198148

FORM S-3 REGISTRATION STATEMENT NO. 333-198149

POST-EFFECTIVE AMENDMENT NO. 4 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-207910

Under the Securities Act of 1933

Determine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0432030
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Nolan

President

Determine, Inc.

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eric Wang, Esq.

David A. Richardson, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303

(650) 833-2000

Approximate date of commencement of proposed sale of the securities to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (the “Registration Statements”) of Determine, Inc. (the “Company”), formerly Selectica, Inc., filed by the Company with the Securities and Exchange Commission (the “Commission”) and are being filed to deregister all securities of the Company that have been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

●

Registration Statement No. 333-189855, originally filed with the SEC on July 9, 2013, and as amended August 16, 2013, registering 1,212,932 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”);

●	Registration Statement No. 333-194246, originally filed with the SEC on February 28, 2014, and as amended March 21, 2014, registering 2,169,105 shares of Common Stock;
●	Registration Statement No. 333-198148, originally filed with the SEC on August 14, 2014, and as amended September 19, 2014, registering 999,999 shares of Common Stock;
●	Registration Statement No. 333-198149, originally filed with the SEC on August 14, 2014, and as amended September 19, 2014, registering 1,561,128 shares of Common Stock;
●	Registration Statement No. 333-202579, originally filed with the SEC on March 6, 2015, registering 1,782,434 shares of Common Stock;
●	Registration No. 333-203355, originally filed with the SEC on April 10, 2015, registering 789,473 shares of Common Stock;
●

Registration No. 333-207841, originally filed with the SEC on November 4, 2015, registering an indeterminate number of shares of Common Stock and preferred stock and such indeterminate number of stock purchase contracts, warrants, rights, and units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $35,000,000;

●

Registration No. 333-207910, originally filed with the SEC on November 10, 2015, and as amended November 24, 2015, January 9, 2017, and January 27, 2017, registering 1,841,244 shares of Common Stock; and

●	Registration No. 333-220631, originally filed with the SEC on September 26, 2017, registering 2,471,382 shares of Common Stock.

On April 10, 2019, pursuant to the Asset Purchase Agreement dated February 10, 2019 (the “Purchase Agreement”), by and among the Company, Corcentric, Inc. and Corcentric Acquisition, LLC, and subsequent to the approval by the stockholders of the Company, the Company consummated a sale of substantially all of its assets and other related transactions, all as contemplated by the Purchase Agreement.

On April 15, 2019, the Board of Directors of the Company held a meeting in which it determined that it is in the best interests of the Company and its shareholders to, in connection with the closing of the Asset Sale, terminate all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements, and to deregister its shares with the Commission. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on June 5, 2019.

Determine, Inc.

By:	/s/ John Nolan
Name:	John Nolan
Title:	President

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.